UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 4, 2016

PHARMERICA CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-33380	87-0792558

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1901 Campus Place
Louisville, Kentucky 40299
(Address of principal executive offices) (Zip Code)

(502) 627-7000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Matters

On April 4, 2016, PharMerica Corporation, a Delaware corporation (“PharMerica”), issued a press release announcing that on April 1, 2016, the Jefferson County, Kentucky Circuit Court (the “Court”) handed down a partial summary judgment ruling that PharMerica honor outstanding invoices from AmerisourceBergen Drug Corporation, a Delaware corporation (“ABDC”), PharMerica’s former wholesale supplier of pharmaceutical products, for approximately $48.5 million. PharMerica had not paid the approximately $48.5 million in invoices, but instead withheld payment and applied the invoiced amounts against rebates and other amounts that PharMerica believes ABDC owes it and which are in excess of $48.5 million. The Court ruled that the contract with ABDC required PharMerica to pay drug invoices as billed by ABDC, even if ABDC failed to pay PharMerica rebates and other amounts owed to PharMerica.

The Court’s ruling has not, in any way, impaired PharMerica’s ability to ultimately recover damages PharMerica believes it is owed by ABDC as a result of the breach of ABDC’s contractual obligations to PharMerica.

A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release of the Company dated April 4, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHARMERICA CORPORATION

Date: April 4, 2016	By:	/s/ Thomas Caneris
Thomas Caneris

Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of the Company dated April 4, 2016